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                                                                      Exhibit 21
                                           WICOR, Inc.
                                 Subsidiaries of the Registrant

                                                                   Percent Voting
Subsidiaries of WICOR, Inc.             State of Incorporation       Stock Owned
- ----------------------------            ----------------------     ---------------
Wisconsin Gas Company                         Wisconsin                 100%
Sta-Rite Industries, Inc.                     Wisconsin                 100%
SHURflo Pump Manufacturing Co.                California                100%
WEXCO of Delaware, Inc.                       Delaware                  100%
Filtron Technology Corporation                Massachusetts              21%

Subsidiaries of Sta-Rite                   State or Country         Percent Voting
     Industries                          in which Incorporated        Stock Owned
- ------------------------                 ---------------------      --------------
WICOR Canada Inc.                             Canada                     100%
Sta-Rite Foreign Sales                        Virgin Islands             100%
   Corporation
Sta-Rite Industries GmbH                      Germany                     .5%
   Europa
WICOR Industries
  (Australia) Pty. Ltd.                       Australia                  100%
Onga (New Zealand) Pty. Ltd.                  New Zealand                100%
Sta-Rite Holdings, B.V.                       Netherlands                100%
Nocchi Pompe S.p.A.                           Italy                       47%
Webster Electric Co.                          Delaware                   100%

  Subsidiary of WICOR                      Country in Which         Percent Voting
  (Australia) Pty. Ltd.                      Incorporated            Stock Owned
- --------------------------               ---------------------      --------------
Onga Pty. Ltd.                                Australia                  100%

Subsidiaries of Sta-Rite                   Country in Which         Percent Voting
     Holdings, B.V.                          Incorporated            Stock Owned
- --------------------------               ---------------------      --------------
Sta-Rite Industries                           Germany                   95.5%
GmbH Europa
Nocchi Pompe S.p.A.                           Italy                       30%

Subsidiary of Nocchi Pompe,                Country in Which         Percent Voting
          S.p.A.                             Incorporated            Stock Owned
- ------------------------------           ---------------------      --------------
Midi Pompes S.a.r.l.                          France                     100%


Subsidiary of SHURflo Pump                 Country in Which         Percent Voting
   Manufacturing Company                     Incorporated            Stock Owned
- ------------------------------           ---------------------      --------------
SHURflo Ltd.                                  England                    100%
/TABLE
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